MID-ATLANTIC COMMUNITY BANKGROUP, INC.
Exhibit (11)--Statement re: computation of per share earnings


                                                                              3 Months Ended September 30,
                                                                               1996                 1995



PRIMARY

       Average shares outstanding                                               944,333            825,073
       Net effect of dilutive stock
         options--based on the treasury
         stock method using average
         market price                                                            30,914             37,357
                                                                            -----------        -----------

       TOTAL                                                                    975,247            862,430
                                                                            ===========        ===========


       Net Income                                                           $   403,625        $   225,000
                                                                            ===========        ===========


       Per Share Amount                                                     $      0.41        $      0.26
                                                                            ===========        ===========


FULLY DILUTED

       Average shares outstanding                                               944,333            825,073
       Net effect of dilutive stock
         options--based on the treasury
         stock method using the year
         end market price, if higher
         than average market price                                               33,064             39,151
                                                                            -----------        -----------

       TOTAL                                                                    977,397            864,224
                                                                            ===========        ===========


       Net Income                                                           $   403,625         $  225,000
                                                                            ===========         ==========


       Per Share Amount                                                     $      0.41         $     0.26
                                                                            ===========         ==========

MID-ATLANTIC COMMUNITY BANKGROUP, INC.
Exhibit (11)--Statement re: computation of per share earnings


                                                                               9 Months Ended September 30,
                                                                                 1996                1995



PRIMARY

       Average shares outstanding                                               944,333            749,662
       Net effect of dilutive stock
         options--based on the treasury
         stock method using average
         market price                                                            30,458             32,682
                                                                           ------------       ------------

       TOTAL                                                                    974,791            782,344
                                                                           ============       ============


       Net Income                                                            $1,119,085       $    685,112
                                                                           ============       ============


       Per Share Amount                                                    $       1.15       $       0.88
                                                                           ============       ============


FULLY DILUTED

       Average shares outstanding                                               944,333            749,662
       Net effect of dilutive stock
         options--based on the treasury
         stock method using the year
         end market price, if higher
         than average market price                                               33,064             39,151
                                                                           ------------        -----------

       TOTAL                                                                    977,397            788,813
                                                                           ============        ===========


       Net Income                                                          $  1,119,085        $   685,112
                                                                           ============        ===========


       Per Share Amount                                                    $       1.14        $      0.87
                                                                           ============        ===========
